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                                                                    EXHIBIT 23.1


The Members and Board of Directors
Antigenics Inc.

We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus and registration statement.




                                                        /s/ KPMG LLP


Short Hills, New Jersey
May 24, 2000